Exhibit 5.1
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AMCO:41577.1
United Pan-Europe Communications N.V.
Beech Avenue 100
1119 PW  Schiphol-Rijk
The Netherlands


Ladies and Gentlemen,


Re: United Pan-Europe Communications N.V. S-3 Shelf Registration Statement

As Dutch counsel to United Pan-Europe Communications N.V., a public limited liability company organised under the laws of the Netherlands (the "Company"), we are familiar with the Company's shelf registration statement on Form S-3 (the "Registration Statement") under the United States Securities Act of 1933, as amended (the "Act"), as filed on 7 September 2001, with respect to the offering and issuance, from time to time, by the Company of up to ? 1,500,000,000 aggregate offering price of the following: (i) one or more series of its debt securities (the "Debt Securities"), pursuant to and in accordance with the terms and conditions laid down in the Registration Statement, including the form of indenture as filed with the SEC simultaneously with the Registration Statement (the "Indenture"), (ii) one or more series of its class A preference shares (the "Preference Shares"), or (iii) ordinary shares A (the "Ordinary Shares"), it being understood that such offering will be accompanied by a prospectus supplement describing the securities being then offered, as well as the terms and conditions of such securities (a "Prospectus Supplement").

In rendering the opinions expressed below, we have examined such documents, certificates, corporate records and other instruments as we have deemed necessary or appropriate for purposes of such opinions.

A.     ASSUMPTIONS

In rendering the opinions expressed below, we have assumed the following (without independent verification):

1. at the time of issue of the Debt Securities, the Indenture pursuant to which the Debt Securities will be issued will constitute valid, legally and binding obligations of the Company and the trustee that will be a party thereto under the laws of the State of New York, enforceable in accordance with its terms;

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2.     at the time of issue of the Debt Securities, the issuance, sale and performance of the Debt Securities, the execution, delivery and performance of the Indenture will not contravene or conflict with any law, rule or regulation binding upon the Company and the trustee, the constitutive documents of the Company or the trustee, any agreement or instrument to which the Company or the trustee is a party or by which their respective properties or assets are bound, or any judicial or administrative judgement, injunction, order or decree binding upon the Company or the trustee or their respective properties;

3. the issuance and sale of the Ordinary Shares and the Preference Shares will not contravene or conflict with any law, rule or regulation binding upon the Company, any agreement or instrument to which the Company is a party or by which its properties or assets are bound, or any judicial or administrative judgement, injunction, order or decree binding upon the Company or its properties; and

4. the Ordinary Shares, the Preference Shares and Debt Securities will be listed on Euronext Amsterdam.

B.     LIMITATIONS

Our opinion expressed below is subject to the following limitations:

1.     We express no opinion as to matters of fact.

2. We are members of the bar of the Netherlands and express no opinion as to the laws of any jurisdiction other than the laws of the Netherlands in effect on the date of this opinion. We express no opinion on tax law.

3. This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any information contained in the registration statement or any document examined in connection with this opinion, except as expressly confirmed herein.

C.     OPINIONS

Based on the foregoing and subject to the qualifications below, we are of the opinion that:

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1.     the  Company  has  authorised  the  registration  of the Debt  Securities with the SEC, pursuant to and in accordance with the terms and conditions contained in the Registration Statement, including the Indenture;

2. when the relevant series of Preference Shares shall have been authorised, issued and sold as described in the Registration Statement, in accordance with the terms and conditions to be determined at the time of issue as described in the Prospectus Supplement relating to the applicable series of such Preference Shares and in a manner contemplated in the Registration Statement and when the Registration Statement has become effective under the Act and the required Prospectus Supplement has been filed with the applicable authorities, the Preference Shares will be validly issued, fully paid and non-assessable.

3. when the Ordinary Shares shall have been authorised, issued and sold as described in the Registration Statement in a manner contemplated in the Registration Statement and the Prospectus Supplement and when the Registration Statement has become effective under the Act and the required Prospectus Supplement has been filed with the applicable authorities, the Ordinary Shares will be validly issued, fully paid and non-assessable.

D.     CONSENT

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings "Legal Matters" and "Enforceability of Civil Liabilities" in the prospectus that is part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.


Yours faithfully,

/s/ Allen & Overy

Allen & Overy